Exhibit 99.1

Super League Announces Third Quarter 2023 Financial Results

~ Q3 2023 Highlighted by: Record Revenue Growth, New Roblox Partnership to Boost Marketing Strategy, and the Largest Deal in Company History ~

Santa Monica, Calif. – (November 14, 2023) – Super League (Nasdaq: SLGG), a global leader in providing immersive experiences across the world's largest digital social platforms, has released its third quarter 2023 financial results in the form of a shareholder letter. A webinar hosted by Ann Hand, CEO of Super League, and Clayton Haynes, CFO of Super League, will be streamed here beginning today Tuesday, November 14, 2023 at 5:00 PM Eastern Time to further discuss the results.

Management Commentary by Chief Executive Officer, Ann Hand:

“In the third quarter, we continued to validate the success of our business model and operational strategy, delivering record quarterly company revenues of $7.2 million, an increase of 60% year-over-year. Our partnership with Roblox Partner Programs has supercharged our brand into the digital social platform world which reaches over half a billion people while further solidifying Super League as strategists, innovators and product builders to connect brands to the next generation through immersive experiences and media. This augmented reach combined with our end-to-end solution is proving that we can take an increasingly greater share of advertisers’ wallets with our customers continuously coming back to work with us. Furthermore, as one of the most impactful examples that our business model is working, we recently landed the largest deal in our history, valued at nearly $4 million across multiple quarters.

Looking ahead to Q4, and on the heels of our largest deal ever, we already have line of sight on at least $9 million in revenues at the midpoint of the quarter. We remain confident in our operating strategy and the lucrative long-term opportunity in the space which is visible in our robust pipeline as we keep an eye towards achieving profitability in 2024.”

The webinar may also be accessed by dialing 877-407-0779 or 201-389-0914 (International). A replay of the webinar will be available on Super League’s investor relations website and can also be accessed here.

For any questions related to the Company’s third quarter 2023 financial results or shareholder letter, please contact SLE@mzgroup.us.

About Super League

Super League (Nasdaq: SLE) is a leading strategically-integrated publisher and creator of games and experiences across the world’s largest immersive digital platforms. From metaverse gaming powerhouses such as Roblox, Minecraft and Fortnite, to the most popular Web3 environments such as Sandbox and Decentraland, to bespoke worlds built using the most advanced 3D creation tools, Super League’s innovative solutions provide incomparable access to massive audiences who gather in immersive digital spaces to socialize, play, explore, collaborate, shop, learn and create. As a true end-to-end activation partner for dozens of global brands, Super League offers a complete range of development, distribution, monetization and optimization capabilities designed to engage users through dynamic, energized programs. As an originator of new experiences fueled by a network of top developers, a comprehensive set of proprietary creator tools and a future-forward team of creative professionals, Super League accelerates IP and audience success within the fastest growing sector of the media industry. For more, go to superleague.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about Super League’s growth and growth strategies, the ability to actualize the benefits of the acquisition of Melon, our possible or assumed business strategies, new products, potential market opportunities and our ability to secure adequate working capital. Risks and uncertainties include, among other things, our ability to implement our plans, forecasts and other expectations with respect to our business; our ability to realize the anticipated benefits of events that took place during and subsequent to the quarter ended September 30, 2023, including the possibility that the expected benefits, particularly from our acquisitions consummated in 2021 and 2023, will not be realized or will not be realized within the expected time period; unknown liabilities that may or may not be within our control; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition in our market and our ability to compete effectively; and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial condition and operating results will be included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings that we make from time to time with the Securities and Exchange Commission (the “SEC”) which, once filed, are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements

Information About Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our financial statements included in our annual and quarterly reports filed with the SEC, which financial statements are prepared and presented in accordance with GAAP, this earnings release includes pro forma net loss, a financial measure that is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Investor Relations Contact:

Shannon Devine/ Mark Schwalenberg

MZ North America

Main: 203-741-8811

SLE@mzgroup.us

Media Contact

Gillian Sheldon

gillian.sheldon@superleague.com